EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 3, 2005, on the financial statements od eLinear, inc. as of December 31, 2004 and the related statements of operations, stockholders' equity, and cash flows for each of the two years then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Lopez, Blevins, Bork and Associates, LLP
Houston, Texas
May 8, 2005